Exhibit 99.1

Compass Diversified Announces Update on Lugano Subsidiary
WESTPORT, Conn., November 16, 2025 (GLOBE NEWSWIRE) – Compass Diversified (NYSE: CODI) (“CODI”) today announced that its subsidiary, Lugano Holding, Inc. (“Lugano”), has filed for Chapter 11 protection under the U.S. Bankruptcy Code. The filing was made under the direction of an independent special committee of Lugano’s Board of Directors, which determined that a Chapter 11 bankruptcy process represents the best path to maximize value for Lugano’s stakeholders.
"We support the Lugano board’s decision to file for Chapter 11 as the best choice for maximizing value from Lugano's assets," said Elias Sabo, Chief Executive Officer of CODI. "The filing does not involve our other eight subsidiaries, which collectively continue to generate strong cash flow and perform well in their respective markets."
CODI, as Lugano’s senior secured lender, has agreed to provide Lugano with debtor-in-possession financing to facilitate the bankruptcy process. As a result of the bankruptcy filing, Lugano will no longer be consolidated with CODI’s financial results, starting in the fourth quarter of 2025.
CODI continues to work constructively with its senior lender group and bondholders to ensure flexibility as it finalizes its financial restatement and completes other necessary filings with the Securities and Exchange Commission.
“With Lugano’s decision in place, there is now a defined and orderly process to bring the Lugano matter toward resolution,” Sabo added. “CODI remains focused on completing our restatement and advancing our long-term strategy for the benefit of all of our stakeholders.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations as to the timing and outcome of the Lugano investigation, CODI’s expectations with respect to the timing of its restatement and delivery of delinquent financial statements, CODI’s expectations regarding the timing and outcome of the Lugano bankruptcy process, CODI’s credit availability and future liquidity as well as CODI’s expectations regarding the future cooperation of its lenders, actions taken in response to the outcome of the investigation, the future performance of Lugano and CODI’s other subsidiaries, the filing or delay of CODI’s periodic reports, and the amount of any potential misstatements associated with Lugano and the impact any such misstatements may have on CODI’s previously issued financial statements or results of operations. Such forward looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by CODI’s Board of Directors and management, and on information currently available to CODI’s Board of Directors and management. These statements involve risk and uncertainties that could cause CODI’s actual results and outcomes to differ, perhaps materially, including but not limited to: the discovery of additional information relevant to the investigation; the conclusions of the Audit Committee of CODI’s Board of Directors (and timing of those conclusions) concerning matters relating to the investigation; the timing of the review by, and the conclusions of, CODI’s independent registered public accounting firm regarding the investigation and CODI’s financial statements; a further material delay in CODI’s financial reporting or ability to hold an annual meeting of stockholders; the impacts of restatement reviews and the potential need to restate additional periods; CODI’s ability to regain compliance with NYSE continued listing requirements; the cooperation of, and future concessions granted by, CODI’s lenders; control deficiencies identified or that may be identified in the future that will result in material weaknesses in CODI’s internal control over financial reporting; and litigation relating to the investigation, including CODI’s representations regarding its financial statements, and current and future litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the Lugano Investigation, or related matters. Please see CODI’s Annual Report on Form 10-K for the year ended December 31, 2024 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

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